Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FIRST QUARTER 2017 RESULTS

LAKE ZURICH, ILLINOIS, May 3, 2017 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products, today reported its first quarter results for the period ended March 31, 2017.

"We continue to effectively manage industry changes, aided by our strong brands, good execution, and additional capabilities and scale from recent acquisitions," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "While the first quarter is seasonally our smallest quarter, the strong start bodes well for the year and enables us to raise our adjusted EPS guidance."

First Quarter Results

Net sales increased 29% to $359.8 million from $278.1 million in the prior-year quarter. Excluding the effects of the Esselte and Pelikan Artline acquisitions and foreign exchange, comparable sales declined 5%. Net income was $3.6 million, or $0.03 per share, and included $7.1 million of transaction, integration, restructuring and refinancing-related charges. This compared to net income of $4.8 million, or $0.04 per share, in the prior-year quarter. Adjusted net income increased to $4.9 million, or $0.04 per share, from a loss of $0.9 million, or $0.01 per share, in the prior-year quarter. The increase in adjusted net income was primarily driven by acquisitions and cost savings.

Business Segment Highlights

ACCO Brands North America - Sales decreased 2% to $174.9 million from $179.3 million in the prior-year quarter. The Esselte acquisition added 2% to North America sales, or $2.9 million. The comparable sales decrease of 4% was primarily due to declines with office superstore customers and certain wholesalers. Operating income decreased to $6.6 million from $10.0 million in the prior-year quarter and adjusted operating income decreased to $8.0 million from $10.0 million in the prior-year; the decreases were due to lower sales.

ACCO Brands EMEA - Sales increased 148% to $96.5 million from $38.9 million in the prior-year quarter. The Esselte acquisition added 166% to sales, or $64.5 million, and foreign exchange reduced sales by 5%. Comparable sales decreased 12% due to share loss and inventory reductions at certain customers. Operating income increased to $4.8 million from $0.2 million in the prior-year quarter and adjusted operating income increased to $6.7 million from $0.2 million in the prior-year quarter. The increases were due to the Esselte acquisition.

ACCO Brands International - Sales increased 48% to $88.4 million from $59.9 million in the prior-year quarter. The acquisitions added 43%, or $25.7 million, and foreign exchange added 6%. Comparable sales declined 1%. Operating income increased to $10.1 million from $5.6 million in the prior-year quarter and adjusted operating income increased to $10.7 million from $5.6 million in the prior-year quarter. The increases were primarily due to the acquisition of Pelikan Artline and price increases.

Business Outlook

The company has increased its guidance for 2017 adjusted earnings per share, now expected to be between $1.07-$1.10. The company reiterates its expectations for 2017 revenue and adjusted free cash flow. The company continues to expect 2017 sales to increase 22-26%, driven by the Esselte and Pelikan Artline acquisitions, and adjusted free cash flow of approximately $150 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), in this earnings release, we provide investors with certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow, effective tax rate and comparable net sales at constant currency. See our Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited), Reconciliation of Net Income to Adjusted EBITDA (Unaudited), Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited), Supplemental Business Segment Information and Reconciliation (Unaudited) and our Supplemental Net Sales Change Analysis (Unaudited), for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein.

We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods and senior management’s incentive compensation is derived, in part, using certain of these non-GAAP financial measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, goodwill or other asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The Company provides forward-looking financial information on a non-GAAP basis for adjusted earnings per share, adjusted free cash flow and effective tax rate. However, the Company does not provide a reconciliation of forward-looking adjusted earnings per share or effective tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our effective tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

This press release contains statements which may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; changes in our customers' business models and the consolidation of our customers; risks associated with foreign currency fluctuations; shifts in the channels of distribution of our products; challenges related to the highly competitive business environments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs, competitors’ ability to source lower-cost products in local currencies, and competition from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop and market innovative products that meet end-user demands; business, commercial and consumer spending decisions during periods of economic uncertainty or weakness; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure or a cybersecurity incident or information security breach; risks associated with the changes to current U.S. government policies, including changes in trade relations and policies and/or changes to U.S. tax laws; our ability to successfully expand our business in emerging markets which generally involves more financial, operational, legal and compliance risks and creates more exposure to economic volatility, unstable political conditions and civil unrest; our ability to grow profitably through acquisitions; our ability to realize the synergies, growth opportunities and other potential benefits of the Pelikan Artline and Esselte acquisitions and successfully integrate Pelikan Artline and Esselte with our existing operations; our ability to successfully compete in a rapidly changing and highly competitive computer products market; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with seasonality and raw material, labor and transportation cost fluctuations; increased cost of compliance with environmental, product safety and other laws; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$118.3	$42.9
Accounts receivable, net	295.1	391.0
Inventories	287.3	210.0
Other current assets	41.0	26.8
Total current assets	741.7	670.7
Total property, plant and equipment	622.6	528.0
Less: accumulated depreciation	(340.1)	(329.6)
Property, plant and equipment, net	282.5	198.4
Deferred income taxes	123.6	27.3
Goodwill	697.4	587.1
Identifiable intangibles, net	834.8	565.7
Other non-current assets	18.1	15.3
Total assets	$2,698.1	$2,064.5
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$—	$63.7
Current portion of long-term debt	19.4	4.8
Accounts payable	176.2	135.1
Accrued compensation	36.3	42.8
Accrued customer program liabilities	91.0	94.0
Accrued interest	7.7	1.3
Other current liabilities	80.9	64.7
Total current liabilities	411.5	406.4
Long-term debt, net	1,002.7	627.7
Deferred income taxes	225.6	146.7
Pension and post-retirement benefit obligations	259.0	98.0
Other non-current liabilities	82.1	77.0
Total liabilities	1,980.9	1,355.8
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(26.2)	(17.0)
Paid-in capital	2,018.8	2,015.7
Accumulated other comprehensive loss	(409.3)	(419.4)
Accumulated deficit	(867.2)	(871.7)
Total stockholders' equity	717.2	708.7
Total liabilities and stockholders' equity	$2,698.1	$2,064.5

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31,
	2017	2016	% Change
Net sales	$359.8	$278.1	29%
Cost of products sold	249.0	195.7	27%
Gross profit	110.8	82.4	34%
Operating costs and expenses:
Advertising, selling, general and administrative expenses	92.0	71.2	29%
Amortization of intangibles	8.0	4.7	70%
Restructuring charges	1.5	—	NM
Total operating costs and expenses	101.5	75.9	34%
Operating income	9.3	6.5	43%
Non-operating expense (income):
Interest expense	9.8	10.7	(8)%
Interest income	(1.3)	(1.4)	(7)%
Equity in earnings of joint-venture	—	(1.3)	NM
Other expense, net	0.7	1.1	(36)%
Income (loss) before income tax	0.1	(2.6)	NM
Income tax benefit	(3.5)	(7.4)	(53)%
Net income	$3.6	$4.8	(25)%

Per share:
Basic income per share	$0.03	$0.05	(40)%
Diluted income per share	$0.03	$0.04	(25)%

Weighted average number of shares outstanding:
Basic	108.3	106.1
Diluted	112.4	108.2

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2017	2016
Gross profit (Net sales, less Cost of products sold)	30.8%	29.6%
Advertising, selling, general and administrative	25.6%	25.6%
Operating income	2.6%	2.3%
Income (loss) before income tax	—%	(0.9)%
Net income	1.0%	1.7%
Income tax rate	NM	284.6%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2017	2016
Operating activities
Net income	$3.6	$4.8
Amortization of inventory step-up	0.9	—
Gain on disposal of assets	—	0.1
Depreciation	9.0	7.8
Amortization of debt issuance costs	1.4	0.7
Amortization of intangibles	8.0	4.7
Stock-based compensation	2.4	3.3
Equity in earnings of joint-venture, net of dividends received	—	(0.9)
Changes in balance sheet items:
Accounts receivable	165.3	153.0
Inventories	(31.2)	(53.0)
Other assets	(0.8)	(9.2)
Accounts payable	(4.3)	2.5
Accrued expenses and other liabilities	(73.4)	(49.1)
Accrued income taxes	(15.5)	(12.2)
Net cash provided by operating activities	65.4	52.5
Investing activities
Additions to property, plant and equipment	(5.2)	(3.9)
Proceeds from the disposition of assets	0.1	—
Cost of acquisitions, net of cash acquired	(292.6)	—
Net cash used by investing activities	(297.7)	(3.9)
Financing activities
Proceeds from long-term borrowings	412.0	—
Repayments of long-term debt	(94.4)	—
Payments for debt issuance costs	(3.4)	—
Payments related to tax withholding for stock-based compensation	(9.2)	(5.0)
Proceeds from the exercise of stock options	1.4	0.3
Net cash provided (used) by financing activities	306.4	(4.7)
Effect of foreign exchange rate changes on cash and cash equivalents	1.3	3.1
Net increase in cash and cash equivalents	75.4	47.0
Cash and cash equivalents
Beginning of the period	42.9	55.4
End of the period	$118.3	$102.4

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31, 2017						Three Months Ended March 31, 2016
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$110.8	30.8%	$0.9	(A.1)	$111.7	31.0%	$82.4	29.6%	$—		$82.4	29.6%	36%
Advertising, selling, general and administrative expenses	92.0	25.6%	(4.4)	(A.2)	87.6	24.3%	71.2	25.6%	(0.6)	(A.2)	70.6	25.4%	24%
Restructuring charges	1.5		(1.5)	(A.3)	—		—		—		—		NM
Operating income	9.3	2.6%	6.8		16.1	4.5%	6.5	2.3%	0.6		7.1	2.6%	127%
Other expense, net	0.7		(0.3)	(A.4)	0.4		1.1		(0.6)	(A.5)	0.5		(20)%
Income (loss) before income tax	0.1	—%	7.1		7.2	2.0%	(2.6)	(0.9)%	1.2		(1.4)	(0.5)%	NM
Income tax (benefit) expense	(3.5)		5.8	(A.6)	2.3		(7.4)		6.9	(A.6)	(0.5)		NM
Income tax rate	NM				32.0%		284.6%				35.0%
Net income (loss)	$3.6	1.0%	$1.3		$4.9	1.4%	$4.8	1.7%	$(5.7)		$(0.9)	(0.3)%	NM
Diluted income (loss) per share	$0.03		$0.01		$0.04		$0.04		$(0.05)		$(0.01)		NM
Weighted average number of shares outstanding:	112.4				112.4		108.2				106.1
Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte") and Pelikan Artline, other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized effective tax rate of 32% for 2017 and 35% for 2016.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte.

2.
Represents the elimination of transaction and integration expenses. Expenses associated with the acquisition of Esselte, which closed on January 31, 2017, were $3.2 million for the three months ended March 31, 2017 (consisting of $2.1 million in transaction expenses and $1.1 million in integration expenses). In addition, expenses associated with the acquisition of Pelikan Artline were $0.4 million for the three months ended March 31, 2017 (consisting of $0.4 million in integration expenses) and $0.6 million for the three months ended March 31, 2016 (consisting of $0.6 million in transaction expenses).

3.	Represents restructuring charges.

4.	Represents the write-off of debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017.

5.	Represents the foreign currency losses/(gains), net related to the settlements of certain intercompany transactions in the first quarter of 2016.

6.
Primarily reflects the tax effect of the adjustments outlined in items A.1-5 above and adjusts the company's effective tax rate to a normalized rate of 32% for 2017 and 35% for 2016. The lower normalized tax rate for 2017 is primarily due to the acquisition of Esselte. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense, net; and income tax benefit. Adjusted EBITDA also excludes the amortization of step-up in value of finished goods inventory, transaction and integration expenses and restructuring charges .The following table sets forth a reconciliation of reported net income in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended March 31,
	2017	2016	% Change
Net income	$3.6	$4.8	(25)%
Inventory step-up amortization	0.9	—	NM
Transaction and integration expenses	4.4	0.6	633%
Restructuring charges	1.5	—	NM
Depreciation	9.0	7.8	15%
Stock-based compensation	2.4	3.3	(27)%
Amortization of intangibles	8.0	4.7	70%
Interest expense, net	8.5	9.3	(9)%
Other expense, net	0.7	1.1	(36)%
Income tax benefit	(3.5)	(7.4)	(53)%
Adjusted EBITDA (non-GAAP)	$35.5	$24.2	47%

Adjusted EBITDA as a % of Net Sales	9.9%	8.7%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets and other investing activities. "Adjusted Free Cash Flow" excludes accelerated interest payments related to the refinancing of our Senior Unsecured Notes in the fourth quarter of 2016 and transaction and integration expenditures. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	2017 Guidance	Twelve Months Ended December 31, 2016
Net cash provided by operating activities	$65.4	$52.5	$177	$165.9

Net cash (used) provided by:
Additions to property, plant and equipment	(5.2)	(3.9)	(35)	(18.5)
Proceeds from the disposition of assets	0.1	—	2	0.7
Other		—	—	0.2
Free cash flow (non-GAAP)	60.3	48.6	144	148.3
Accelerated interest payments from refinancing of senior unsecured notes	—	—	—	6.5
Transaction and integration expenses - cash	2.4	—	6	11.6
Adjusted free cash flow (non-GAAP)	$62.7	$48.6	$150	$166.4

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2017					2016					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$174.9	$6.6	$1.4	$8.0	4.6%	$179.3	$10.0	$—	$10.0	5.6%	$(4.4)	(2)%	$(2.0)	(20)%	(100)
ACCO Brands EMEA	96.5	4.8	1.9	6.7	6.9%	38.9	0.2	—	0.2	0.5%	57.6	148%	6.5	NM	640
ACCO Brands International	88.4	10.1	0.6	10.7	12.1%	59.9	5.6	—	5.6	9.3%	28.5	48%	5.1	91%	280
Corporate	—	(12.2)	2.9	(9.3)		—	(9.3)	0.6	(8.7)		—		(0.6)
Total	$359.8	$9.3	$6.8	$16.1	4.5%	$278.1	$6.5	$0.6	$7.1	2.6%	$81.7	29%	$9.0	127%	190

Q2:
ACCO Brands North America						$295.4	$53.0	$1.1	$54.1	18.3%
ACCO Brands EMEA						41.3	1.6	—	1.6	3.9%
ACCO Brands International						73.4	3.1	3.8	6.9	9.4%
Corporate						—	(12.3)	2.8	(9.5)
Total						$410.1	$45.4	$7.7	$53.1	12.9%

Q3:
ACCO Brands North America						$289.1	$49.6	$—	$49.6	17.2%
ACCO Brands EMEA						40.7	2.9	—	2.9	7.1%
ACCO Brands International						101.5	15.9	0.8	16.7	16.5%
Corporate						—	(12.7)	4.4	(8.3)
Total						$431.3	$55.7	$5.2	$60.9	14.1%

Q4:
ACCO Brands North America						$252.3	$40.7	$0.1	$40.8	16.2%
ACCO Brands EMEA						50.9	7.9	—	7.9	15.5%
ACCO Brands International						134.4	24.8	2.2	27.0	20.1%
Corporate						—	(13.7)	2.8	(10.9)
Total						$437.6	$59.7	$5.1	$64.8	14.8%

YTD:
ACCO Brands North America	$174.9	$6.6	$1.4	$8.0	4.6%	$1,016.1	$153.3	$1.2	$154.5	15.2%
ACCO Brands EMEA	96.5	4.8	1.9	6.7	6.9%	171.8	12.6	—	12.6	7.3%
ACCO Brands International	88.4	10.1	0.6	10.7	12.1%	369.2	49.4	6.8	56.2	15.2%
Corporate	—	(12.2)	2.9	(9.3)		—	(48.0)	10.6	(37.4)
Total	$359.8	$9.3	$6.8	$16.1	4.5%	$1,557.1	$167.3	$18.6	$185.9	11.9%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 8.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP

				Comparable
	Net Sales	Currency		Net Sales
	Change	Translation	Acquisitions	Change (A)	Price	$ Volume/Mix
Q1 2017:
ACCO Brands North America	(2.5)%	0.3%	1.6%	(4.4)%	1.7%	(6.1)%
ACCO Brands EMEA	148.0%	(5.4)%	165.8%	(12.4)%	3.3%	(15.7)%
ACCO Brands International	47.6%	6.0%	42.9%	(1.3)%	3.2%	(4.5)%
Total	29.4%	0.8%	33.5%	(4.9)%	2.2%	(7.1)%
(A) Comparable net sales excluding acquisitions and with current period foreign operation sales translated at prior year currency rates.